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                                                                    Exhibit 10.8

[LOGO OF FINANCIAL PACIFIC COMPANY]
3455 S. 344th Way, Suite 300  Federal Way, WA 98001
Post Office Box 4568  Federal Way, WA 98063-4568
253.568.6000
Facsimile 253.568.2222
E-mail: finpac@finpac.com
www.finpac.com

                            WINDWARD LETTER AGREEMENT

                                September 3, 2003

Windward Capital Management, LLC
1177 Avenue of the America
42nd Floor
New York, NY, 10036

Ladies and Gentlemen:

         This letter will confirm our understanding that Financial Pacific Company, a Washington corporation (the "Company") has retained Windward Capital Management, LLC, a Delaware limited liability company ("Windward") to provide consulting and advisory services (the "Services") in connection with the potential sale of the company (the "Transaction"). We understand that the Services include, without limitation, advice with respect to structuring the Transaction whereby, a change of control occurs as defined in the Shareholders' Agreement, dated January 23, 1998 amoung the Company, various Windward Entities, and other shareholders.

         The Company hereby expressly agrees to and will (i) pay to Windward, at the closing of a Transaction, a fee of 1% of the aggregate consideration to be paid in a Transaction and (ii) at, or promptly following, the closing, reimburse Windward for the reasonable out-of-pocket costs and expenses of Windward and its affiliates incurred in conjunction with the Transaction; provide however, if the Transaction does not occur, the Company will have no obligation to pay such fees and to reimburse such costs and expenses.

         The Company hereby agrees to indemnify Windward and its affiliates, and their respective officers, directors, employees, partners, agents and control persons (as such term is used in the Securities Act of 1933 and the rules and regulations thereunder (together, the "Windward Indemnities") to the fullest extent permitted by law against any Claims (as defined in the Merger Agreement) arising out of any Services rendered by Windward, provided, however, there shall be excluded from such indemnification and such claim, loss or expense that is based upon any action or failure to act by Windward that is found in a final

Windward Fee Agreement FP                                                 9/3/03

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judicial determination to constitute gross negligence or intentional misconduct on Windward's part. The Company will advance costs and expenses, including attorney's fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company pursuant to this letter agreement. With respect to any such claim, loss or expense, Windward may settle any claim or litigation prior to a final judgement thereon or forego appeal with respect thereto, in either case, with the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company will not consent to entry of any judgement or enter into any settlement (i) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Windward Indemnitee of a release form all liability with respect to such claim or litigation, and (ii) that imposes any obligation on a Windward Indemnitee (except any obligation to make payments which the company shall, and promptly does, pay). No Windward Indemnitee shall be liable to the Company or its respective subsidiaries or affiliates for any error of judgement or mistake of law or for any loss incurred by the Company or its subsidiaries or any of their respective affiliates in connection with the matters to which this letter agreement relates, except for any damages that are found by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Windward Indemnitee.

         This agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of New York, without giving effect to the conflict of law principles thereof.

Windward Fee Agreement FP                                                 9/3/03

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         If you are in agreement with the foregoing, kindly so indicate by signing a counterpart of this letter, whereupon it will become a binding agreement between us.

                                    Very truly yours,

                                    FINANCIAL PACIFIC COMPANY

                                    By /s/ Dale A. Winter
                                       ---------------------------------
                                       Name: Dale A. Winter
                                       Title: Chief Executive Officer

                                    WINDWARD CAPITAL MANAGEMENT, LLC

                                    By /s/ Mark C. Monaco
                                       ---------------------------------
                                       Name: Mark C. Monaco
                                       Title: Managing Director

Windward Fee Agreement FP                                                 9/3/03